abrdn ETFs 485BPOS

Exhibit 99.(d)(9)

FIRST AMENDMENT

TO

SUB-ADVISORY AGREEMENT

This FIRST AMENDMENT (this “First Amendment”) to that certain Sub-Advisory Agreement dated April 27, 2018, as amended (the “Agreement”), between Aberdeen Standard Investments ETFs Advisors LLC, formerly, ETF Securities Advisors LLC (the “Adviser”), and Vident Investment Advisory, LLC (the “Sub-Adviser”), with respect to each series of abrdn ETFs, formerly Aberdeen Standard Investments ETFs, ETFS Trust (the “Trust”), identified on Schedule A to the Agreement (each, a “Fund” and collectively, the “Funds”), is made and entered into by the foregoing parties as of September 22, 2021. Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

WHEREAS, the Adviser and the Sub-Adviser desire to amend the Agreement in order to reflect the current names of the Adviser, the Trust and certain Funds of the Trust; and

WHEREAS, the Adviser and the Sub-Adviser desire to amend Schedule A and Schedule B to the Agreement to reflect: (i) the addition of the abrdn Bloomberg Industrial Metals K-1 Free ETF, a new Series of the Trust, effective September 22, 2021; (ii) the removal of the Aberdeen Standard Bloomberg Agriculture Commodity Strategy K-1 Free ETF and Aberdeen Standard Bloomberg Energy Commodity Strategy K-1 Free ETF which were terminated on April 28, 2020; and (iii) the removal of the Aberdeen Standard Bloomberg WTI Crude Oil Strategy K-1 Free ETF (formerly, Aberdeen Standard Bloomberg Energy Commodity Longer Dated Strategy K-1 Free ETF) which liquidated on February 20, 2020; and

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	Schedule A. Effective as of the date of this First Amendment, Schedule A to the Agreement is hereby deleted in its entirety and replaced as set forth in Appendix 1 attached hereto.

2.	Schedule B. Effective as of the date of this First Amendment, Schedule B to the Agreement is hereby deleted in its entirety and replaced as set forth in Appendix 2 attached hereto.

3.	Name of the Adviser and the Trust. Effective as of the date of this First Amendment, all references in the Agreement to “ETF Securities Advisors LLC” are hereby replaced with “Aberdeen Standard Investments ETFs Advisors LLC” and all references to “ETFS Trust” are hereby replaced with “abrdn ETFs.”

4.	Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

5.	Counterparts. This First Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This First Amendment may be executed in any number of counterparts, each of which shall be an original against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

6.	Governing Law. This First Amendment shall be governed by and construed to be in accordance with the laws of the State of Delaware without reference to choice of law principles thereof and in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”). In the case of any conflict, the 1940 Act shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment by their duly authorized representatives as of the day and year set forth above.

ADVISER:	SUB-ADVISER:
Aberdeen Standard Investments ETFs Advisors LLC	Vident Investment Advisory, LLC
By Aberdeen Standard Investments Inc., its
sole member

By:	/s/ Lucia Sitar	By:	/s/ Amrita Nandakumar

Name:	Lucia Sitar	Name:	Amrita Nandakumar

Title:	Vice President	Title:	President

[Signature Page to First Amendment to Sub-Advisory Agreement]

Appendix 1 to First Amendment

Schedule A dated September 22. 2021
to the
Sub-Advisory Agreement
Dated as of April 27, 2018 between
Aberdeen Standard Investments ETFs Advisors LLC
and
Vident Investment Advisory, LLC

abrdn ETFs

abrdn Bloomberg All Commodity Strategy K-1 Free ETF (formerly, Aberdeen Standard Bloomberg All Commodity Strategy K-1 Free ETF and ETFS Bloomberg All Commodity Strategy K-1 Free ETF)

abrdn Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF (formerly, Aberdeen Standard Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF and ETFS Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF)

abrdn Bloomberg Industrial Metals Strategy K-1 Free ETF

Agreed and Accepted:

ADVISER:	SUB-ADVISER:
Aberdeen Standard Investments ETFs Advisors LLC	Vident Investment Advisory, LLC
By Aberdeen Standard Investments Inc., its
sole member

By:	/s/ Lucia Sitar	By:	/s/ Amrita Nandakumar

Name:	Lucia Sitar	Name:	Amrita Nandakumar

Title:	Vice President	Title:	President

Date:	September 22, 2021	Date:	September 22, 2021

A-1

Appendix 2 to First Amendment

Schedule B dated September 22. 2021
to the
Sub-Advisory Agreement

Dated as of April 27, 2018
between
Aberdeen Standard Investments ETFs Advisors LLC

and
Vident Investment Advisory, LLC

Sub-Advisory Fee. Pursuant to Section 5, the Adviser shall pay the Sub-Adviser compensation at an annual rate of 0.04% based on a percentage of the average daily net assets of each Fund set out below subject to a minimum annual fee of $18,000:

abrdn Bloomberg All Commodity Strategy K-1 Free ETF (formerly, Aberdeen Standard Bloomberg All Commodity Strategy K-1 Free ETF and ETFS Bloomberg All Commodity Strategy K-1 Free ETF)

abrdn Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF (formerly, Aberdeen Standard Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF and ETFS Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF)

abrdn Bloomberg Industrial Metals Strategy K-1 Free ETF

Agreed and Accepted:

ADVISER:	SUB-ADVISER:
Aberdeen Standard Investments ETFs Advisors LLC	Vident Investment Advisory, LLC
By Aberdeen Standard Investments Inc., its
sole member

By:	/s/ Lucia Sitar	By:	/s/ Amrita Nandakumar

Name:	Lucia Sitar	Name:	Amrita Nandakumar

Title:	Vice President	Title:	President

Date:	September 22, 2021	Date:	September 22, 2021

B-1